Form of Notice of Withdrawal of Tender	Page 1 of 3

FORM OF NOTICE OF WITHDRAWAL OF TENDER Exhibit A(1)(iv)

NOTICE OF WITHDRAWAL OF TENDER

Regarding
Units of Limited Liability Company Interests

in

ROCHDALE CORE ALTERNATIVE STRATEGIES MASTER FUND LLC

Tendered Pursuant to the Offer to Purchase
Dated August 15, 2011

______________________

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY THE FUND BY, 5:00 P.M. EASTERN TIME, ON
SEPTEMBER 12, 2011, UNLESS THE OFFER IS EXTENDED.

______________________

COMPLETE THIS NOTICE OF WITHDRAWAL
AND RETURN BY MAIL OR FAX TO:

ROCHDALE CORE ALTERNATIVE STRATEGIES MASTER FUND LLC
c/o Rochdale Investment Management LLC
570 Lexington Avenue
New York, NY 10022
Phone: (212) 702-3500
Fax: (212) 750-3526

Form of Notice of Withdrawal of Tender	Page 2 of 3

Ladies and Gentlemen:

The undersigned hereby wishes to withdraw the tender of its units of limited liability company interest or portion thereof (the “Units”) in the Rochdale Core Alternative Strategies Master Fund LLC, a limited liability company organized under the laws of the State of Delaware (the “Fund”), for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ______________, 2011.

The undersigned wishes to withdraw its tender for:

☐	All of the undersigned’s Units previously submitted for tender.

☐	A portion of the undersigned’s Units expressed as a specific dollar value:
$ _____________.

☐	A portion of the undersigned’s Units expressed as a percentage of the undersigned’s Units: ___ %.

NOTE: A minimum investment with a value greater than $25,000 must be maintained.

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Units previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

PLEASE FAX THIS NOTICE OF WITHDRAWAL TO (212) 750-3526, OR HAND DELIVER OR MAIL IT TO THE FUND AT:

ROCHDALE CORE ALTERNATIVE STRATEGIES MASTER FUND LLC
c/o Rochdale Investment Management LLC
570 Lexington Avenue
New York, NY 10022

FOR ADDITIONAL INFORMATION:
Phone:                      (212) 702-3500

Form of Notice of Withdrawal of Tender	Page 3 of 3

SIGNATURE(S) (Must Appear Exactly As It Appeared On The Letter of Transmittal)

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR ALL OTHER INVESTORS:
Signature (SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)	Print Name of Investor (SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)
Print Name of Investor Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT) Print Name of Joint Tenant Date:	Print Name and Title of Signatory Co-signatory If necessary (SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT) Print Name and Title of Co-signatory